Exhibit 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces Third Quarter 2011 Results;

Reaffirms Full Year Operating Earnings Guidance Range

CHICAGO (October 26, 2011) – Exelon Corporation (NYSE: EXC) announced third quarter 2011 consolidated earnings as follows:

	Third Quarter
	2011	2010
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$743	$739
Diluted Earnings per Share	$1.12	$1.11

GAAP Results:
Net Income ($ millions)	$601	$845
Diluted Earnings per Share	$0.90	$1.27

“We delivered strong quarterly earnings, which were just above our guidance range, despite intense summer storms in both the ComEd and PECO service territories,” said John W. Rowe, chairman and chief executive officer. “Exelon Generation’s performance was exceptional, producing a nuclear fleet capacity factor of 95.8 percent and above normal output from our Texas plants to meet much higher demand due to hot weather. Based on our results through September, we are able to reaffirm our full-year earnings guidance range for 2011 of $4.05 to 4.25 per share.”

Third Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings increased to $1.12 per share in the third quarter of 2011 from $1.11 per share in the third quarter of 2010. Earnings in 2011 primarily reflected the following favorable factors:

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The effect at Exelon Generation Company, LLC (Generation) of higher energy margins due to the expiration of the power purchase agreement (PPA) with PECO and favorable market and portfolio conditions in the South; and

•	The effect of new distribution rates at PECO Energy Company (PECO) and Commonwealth Edison Company (ComEd) effective January 1, 2011 and June 1, 2011, respectively.

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These factors were mostly offset by:

•	The impact at Generation of decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market;

•	Increased storm-related costs in the ComEd and PECO service territories;

•	Higher operating and maintenance expenses at Generation, including the impact of increased scheduled nuclear refueling outage days;

•	The effect of competitive transition charge (CTC) recoveries in 2010, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010; and

•	Increased depreciation and amortization expense.

Adjusted (non-GAAP) operating earnings for the third quarter of 2011 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Unrealized losses related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$(76)	$(0.12)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(55)	$(0.08)
Non-cash gain, net of costs, related to the acquisition of Wolf Hollow	$23	$0.03
Asset retirement obligation update	$(16)	$(0.02)
Certain costs associated with the proposed merger with Constellation Energy Group, Inc. (Constellation)	$(11)	$(0.02)
Certain costs associated with the acquisition of Antelope Valley Solar Ranch One (AVSR 1)	$(5)	$(0.01)
Financial impacts associated with the retirement of certain Generation fossil generating units	$(2)	—

Adjusted (non-GAAP) operating earnings for the third quarter of 2010 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities	$99	$0.14
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$60	$0.09
Impairment of certain emission allowances	$(35)	$(0.05)
Financial impacts associated with the retirement of certain Generation fossil generating units	$(14)	$(0.02)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(3)	—
Certain costs related to the acquisition of Exelon Wind	$(1)	—

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2011 Earnings Outlook

Exelon reaffimed its guidance range for 2011 adjusted (non-GAAP) operating earnings of $4.05 to $4.25 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year.

The outlook for 2011 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from nuclear decommissioning trust fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation and asset retirement obligation estimates

•	Non-cash charge to remeasure deferred taxes at higher Illinois corporate tax rates

•	Financial impacts associated with the planned retirement of fossil generating units

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One-time benefits reflecting ComEd’s 2011 distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010

•	Certain costs associated with Exelon’s acquisition of a wind portfolio (now known as Exelon Wind) and AVSR 1, and Exelon’s proposed merger with Constellation

•	Non-cash gain on purchase in connection with the acquisition of Wolf Hollow, net of acquisition costs

•	Non-cash charge remeasurement of income tax uncertainties

•	Non-cash charge resulting from passage of Federal health care legislation

•	Costs associated with the 2007 electric rate settlement agreement

•	Impairment of certain emissions allowances

•	Other unusual items

•	Significant changes to GAAP

Third Quarter and Recent Highlights

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Constellation Merger Update: Regulatory reviews related to the proposed merger with Constellation continue to move forward on schedule. On August 3, 2011, the proposed merger received regulatory approval from the Public Utility Commission of Texas. The closing of the merger is anticipated in early 2012, dependent upon the receipt of all required approvals, including approval of the shareholders of both companies. The shareholder meetings for both Exelon and Constellation are scheduled for November 17, 2011. In addition, on September 9, 2011, the senior executives were named who will be reporting directly to President and CEO Christopher M. Crane following completion of the Exelon-Constellation merger.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 36,045 gigawatt-hours (GWh) in the third quarter of 2011, compared with 35,751 GWh in the third quarter of 2010. The Exelon-operated nuclear plants achieved a 95.8 percent capacity factor for the third quarter of 2011 compared with 95.4 percent for the third quarter of 2010. The Exelon-operated nuclear plants began two scheduled

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refueling outages in the third quarter of 2011, compared with beginning one scheduled refueling outage in the third quarter of 2010. The number of planned refueling outage days totaled 33 in the third quarter of 2011 versus 19 days in the third quarter of 2010. The number of non-refueling outage days at the Exelon-operated plants totaled 3 days in the third quarter of 2011 compared with 19 days in the third quarter of 2010.

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Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet (excluding Wolf Hollow acquisition) was 7.0 percent in the third quarter of 2011, compared with 1.8 percent in the third quarter of 2010. The increase was largely due to an outage at one of the Texas units early in the quarter. The output of Generation’s Texas fleet during the third quarter of 2011 was nearly twice the five-year average for that quarter (excluding Wolf Hollow acquisition). The equivalent availability factor for the hydroelectric facilities decreased to 93.9 percent in the third quarter of 2011, from 94.4 percent in the third quarter of 2010, primarily due to outages brought about by Hurricane Irene.

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Acquisition of Solar Project: On September 30, 2011, Exelon announced its acquisition of AVSR 1, a 230-megawatt (MW) solar photovoltaic (PV) project under development in northern Los Angeles County, Calif., from First Solar, which developed and will build, operate, and maintain the project. Construction has started, with the first portion of the site expected to come online in late 2012 and full operation planned for late 2013. The project has a 25-year PPA, approved by the California Public Utilities Commission, with Pacific Gas & Electric for the entire output of the plant. Exelon expects to invest up to $713 million in equity in the project through 2013. The U.S. Department of Energy’s Loan Programs Office issued a guarantee for up to $646 million for a non-recourse loan from the Federal Financing Bank to support the financing of the construction of the AVSR 1 facility.

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Acquisition of Wolf Hollow Power Plant: On August 24, 2011, Exelon completed its previously announced acquisition of Wolf Hollow, a combined-cycle natural gas-fired power plant, adding 720 MW of clean energy to Generation’s portfolio in the competitive Electric Reliability Council of Texas (ERCOT) power market. The purchase price for Wolf Hollow was $305 million, before adjustments for working capital.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of September 30, 2011 is 97 to 100 percent for 2011, 85 to 88 percent for 2012 and 56 to 59 percent for 2013. The primary objectives of Exelon’s hedging program are to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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Financing Activities: On September 7, 2011, ComEd issued a total of $600 million of its first mortgage bonds, consisting of $250 million of its First Mortgage 1.95% Bonds, Series 111, due September 1, 2016, and $350 million of its First Mortgage 3.40% Bonds, Series 112, due September 1, 2021. The proceeds of the Bonds will be used by ComEd to refinance three series of variable rate tax-exempt bonds and one series of maturing first mortgage

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bonds, and to fund other general corporate purposes.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Third quarter 2011 net income was $386 million compared with $605 million in the third quarter of 2010. Third quarter 2011 net income included (all after tax) unrealized losses of $76 million related to NDT fund investments, mark-to-market losses of $55 million from economic hedging activities, a non-cash gain, net of costs, of $23 million related to the acquisition of Wolf Hollow, costs of $18 million primarily related to an increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion, certain costs of $5 million associated with the acquisition of AVSR 1, certain costs of $3 million associated with the proposed merger with Constellation and net costs of $2 million associated with the retirement of certain fossil generating units. Third quarter 2010 net income included (all after tax) mark-to-market gains of $99 million from economic hedging activities, unrealized gains of $60 million related to NDT fund investments, a charge of $35 million associated with the impairment of certain emission allowances, costs of $14 million associated with the retirement of certain fossil generating units, a charge of $3 million for costs associated with the 2007 Illinois electric rate settlement and a charge of $1 million for certain costs associated with the acquisition of Exelon Wind.

Excluding the effects of these items, Generation’s net income in the third quarter of 2011 increased $23 million compared with the same quarter in 2010. This increase primarily reflected the effect of higher energy margins due to the expiration of the PPA with PECO and favorable market and portfolio conditions in the South, partially offset by:

•	The impact on energy margins of decreased capacity pricing related to RPM for the PJM market and higher nuclear fuel costs;

•	Higher operating and maintenance expenses, including the impact of increased scheduled nuclear refueling outage days;

•	Higher income taxes due to a reduced manufacturing deduction as a result of the transmission and distribution tax repairs deduction; and

•	Increased depreciation and amortization expense.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $39.19 per MWh in the third quarter of 2011 compared with $35.11 per MWh in the third quarter of 2010.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $112 million in the third quarter of 2011, compared with net income of $121 million in the third quarter of 2010. Third quarter net income in 2011 included certain after-tax costs of $1 million associated with the proposed merger with Constellation. Excluding the effects of this item, ComEd’s net income in the third quarter of 2011 was down $8 million from the same quarter in 2010, primarily reflecting increased storm-related costs partially offset by the impact of new electric distribution rates effective June 1, 2011.

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In the third quarter of 2011, cooling degree-days in the ComEd service territory were down 8.1 percent relative to the same period in 2010 and were 25.8 percent above normal. Total retail electric deliveries decreased 2.9 percent quarter over quarter.

Weather-normalized retail electric deliveries decreased 1.4 percent in the third quarter of 2011 relative to 2010, reflecting a decrease in deliveries to residential and small commercial and industrial customers. For ComEd, weather had an unfavorable after-tax effect of $6 million on third quarter 2011 earnings relative to 2010 and a favorable after-tax effect of $15 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the third quarter of 2011 was $105 million, down from $127 million in the third quarter of 2010. Third quarter net income in 2011 included an after-tax benefit of $2 million reflecting a decrease in PECO’s asset retirement obligations and certain after-tax costs of $1 million associated with the proposed merger with Constellation. Excluding the effects of these items, PECO’s net income in the third quarter of 2011 was down $23 million from the same quarter in 2010, primarily reflecting:

•	The effect of CTC recoveries in 2010, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010; and

•	Increased storm-related costs, primarily associated with Hurricane Irene.

Partially offsetting these unfavorable items were:

•	The impact of new electric and gas distribution rates effective January 1, 2011; and

•	Lower income taxes associated with the electric transmission and distribution tax repairs deduction in accordance with newly elected IRS guidance.

In the third quarter of 2011, cooling degree-days in the PECO service territory were down 8.5 percent from 2010 and were 18.1 percent above normal. Total retail electric deliveries were down 2.0 percent from last year. On the retail gas side, deliveries in the third quarter of 2011 were up 4.0 percent from the third quarter of 2010.

Weather-normalized retail electric deliveries were about flat in the third quarter of 2011 relative to 2010, as a decline in both small and large commercial and industrial deliveries was mostly offset by increased deliveries to residential customers. Weather-normalized retail gas deliveries were up 7.2 percent in the third quarter of 2011. For PECO, weather had an unfavorable after-tax effect of $7 million on third quarter 2011 earnings relative to 2010 and a favorable after-tax effect of $12 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical

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periods is attached. Additional earnings release attachments, which include the reconciliation on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on October 26, 2011.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on October 26, 2011. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 15656530. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

Telephone replays will be available until November 9. The U.S. and Canada call-in number for replays is 855-859-2056, and the international call-in number is 404-537-3406. The conference ID number is 15656530.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger of Exelon Corporation (Exelon) and Constellation Energy Group, Inc. (Constellation), integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon and Constellation, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication regarding the proposed merger. For example, (1) the companies may be unable to obtain shareholder approvals required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or Constellation could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be divested; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other

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economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Exelon, Constellation or the combined company. Discussions of some of these other important factors and assumptions are contained in Exelon’s and Constellation’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 (to be filed on October 26, 2011) in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; (3) Constellation’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (4) Constellation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 in (a) Part II, Other Information, ITEM 1A. Risk Factors and ITEM 5. Other Information, (b) Part I, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Notes to Consolidated Financial Statements, Commitments and Contingencies. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Exelon filed with the SEC and that the SEC declared effective on October 11, 2011 in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor Constellation undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Additional Information and Where to Find it

In connection with the proposed merger between Exelon and Constellation, Exelon filed with the SEC a Registration Statement on Form S-4 that included the definitive joint proxy statement/prospectus. The Registration Statement was declared effective by the SEC on October 11, 2011. Exelon and Constellation mailed the definitive joint proxy statement/prospectus to their respective security holders on or about October 12, 2011. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION about Exelon, Constellation and the proposed merger. Investors and security holders may obtain copies of all documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus may be obtained free of charge from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Constellation Energy Group, Inc., Investor Relations, 100 Constellation Way, Suite 600C, Baltimore, MD 21202.

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Exelon Corporation is one of the nation’s largest electric utilities with more than $18 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation

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capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 490,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2011 and 2010	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2011 and 2010	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2011 and 2010	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Nine Months Ended September 30, 2011 and 2010	4

Consolidated Balance Sheets - September 30, 2011 and December 31, 2010	5

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2011 and 2010	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2011 and 2010	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2011 and 2010	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2011 and 2010	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2011 and 2010	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2011 and 2010	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2011 and 2010	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2011 and 2010	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2011 and 2010	14

Exelon Generation Statistics - Three Months Ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010	15

Exelon Generation Statistics - Nine Months Ended September 30, 2011 and 2010	16

ComEd Statistics - Three and Nine Months Ended September 30, 2011 and 2010	17

PECO Statistics - Three and Nine Months Ended September 30, 2011 and 2010	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2011
	Generation	ComEd	PECO	Other (b)	Exelon Consolidated
Operating revenues	$2,862	$1,784	$946	$(297)	$5,295

Operating expenses
Purchased power	680	932	445	(346)	1,711
Fuel	432	—	19	—	451
Operating and maintenance	790	353	203	8	1,354
Operating and maintenance for regulatory required programs (a)	—	43	16	—	59
Depreciation and amortization	139	135	51	7	332
Taxes other than income	67	78	59	3	207

Total operating expenses	2,108	1,541	793	(328)	4,114

Operating income (loss)	754	243	153	31	1,181

Other income and deductions
Interest expense	(37)	(86)	(34)	(25)	(182)
Other, net	(164)	16	3	2	(143)

Total other income and deductions	(201)	(70)	(31)	(23)	(325)

Income (loss) before income taxes	553	173	122	8	856
Income taxes	167	61	17	10	255

Net income (loss)	$386	$112	$105	$(2)	$601

	Three Months Ended September 30, 2010
	Generation	ComEd	PECO	Other (b)	Exelon Consolidated
Operating revenues	$2,655	$1,918	$1,495	$(777)	$5,291

Operating expenses
Purchased power	494	1,112	650	(775)	1,481
Fuel	451	—	23	1	475
Operating and maintenance	649	298	176	(1)	1,122
Operating and maintenance for regulatory required programs (a)	—	22	15	—	37
Depreciation and amortization	121	126	326	5	578
Taxes other than income	57	81	90	4	232

Total operating expenses	1,772	1,639	1,280	(766)	3,925

Operating income (loss)	883	279	215	(11)	1,366

Other income and deductions
Interest expense	(37)	(82)	(38)	(18)	(175)
Other, net	192	3	3	8	206

Total other income and deductions	155	(79)	(35)	(10)	31

Income (loss) before income taxes	1,038	200	180	(21)	1,397
Income taxes	433	79	53	(13)	552

Net income (loss)	$605	$121	$127	$(8)	$845

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2011
	Generation	ComEd	PECO	Other (b)	Exelon Consolidated
Operating revenues	$8,147	$4,694	$2,942	$(850)	$14,933

Operating expenses
Purchased power	1,801	2,436	1,265	(900)	4,602
Fuel	1,222	—	241	(1)	1,462
Operating and maintenance	2,306	846	543	30	3,725
Operating and maintenance for regulatory required programs (a)	—	84	54	—	138
Depreciation and amortization	416	405	150	16	987
Taxes other than income	199	226	165	12	602

Total operating expenses	5,944	3,997	2,418	(843)	11,516

Operating income (loss)	2,203	697	524	(7)	3,417

Other income and deductions
Interest expense	(128)	(257)	(102)	(58)	(545)
Other, net	(12)	24	11	28	51

Total other income and deductions	(140)	(233)	(91)	(30)	(494)

Income (loss) before income taxes	2,063	464	433	(37)	2,923
Income taxes	738	169	119	8	1,034

Net income (loss)	$1,325	$295	$314	$(45)	$1,889

	Nine Months Ended September 30, 2010
	Generation	ComEd	PECO	Other (b)	Exelon Consolidated
Operating revenues	$7,428	$4,832	$4,220	$(2,330)	$14,150

Operating expenses
Purchased power	1,251	2,636	1,709	(2,323)	3,273
Fuel	1,191	—	278	—	1,469
Operating and maintenance	2,081	733	507	(23)	3,298
Operating and maintenance for regulatory required programs (a)	—	62	36	—	98
Depreciation and amortization	344	386	859	22	1,611
Taxes other than income	175	188	240	12	615

Total operating expenses	5,042	4,005	3,629	(2,312)	10,364

Operating income (loss)	2,386	827	591	(18)	3,786

Other income and deductions
Interest expense	(109)	(300)	(160)	(65)	(634)
Other, net	138	14	6	20	178

Total other income and deductions	29	(286)	(154)	(45)	(456)

Income (loss) before income taxes	2,415	541	437	(63)	3,330
Income taxes	867	295	134	(5)	1,291

Net income (loss)	$1,548	$246	$303	$(58)	$2,039

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
Operating revenues	$2,862	$2,655	$207	$8,147	$7,428	$719

Operating expenses
Purchased power	680	494	186	1,801	1,251	550
Fuel	432	451	(19)	1,222	1,191	31
Operating and maintenance	790	649	141	2,306	2,081	225
Depreciation and amortization	139	121	18	416	344	72
Taxes other than income	67	57	10	199	175	24

Total operating expenses	2,108	1,772	336	5,944	5,042	902

Operating income	754	883	(129)	2,203	2,386	(183)

Other income and deductions
Interest expense	(37)	(37)	—	(128)	(109)	(19)
Other, net	(164)	192	(356)	(12)	138	(150)

Total other income and deductions	(201)	155	(356)	(140)	29	(169)

Income before income taxes	553	1,038	(485)	2,063	2,415	(352)
Income taxes	167	433	(266)	738	867	(129)

Net income	$386	$605	$(219)	$1,325	$1,548	$(223)

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
Operating revenues	$1,784	$1,918	$(134)	$4,694	$4,832	$(138)

Operating expenses
Purchased power	932	1,112	(180)	2,436	2,636	(200)
Operating and maintenance	353	298	55	846	733	113
Operating and maintenance for regulatory required programs (a)	43	22	21	84	62	22
Depreciation and amortization	135	126	9	405	386	19
Taxes other than income	78	81	(3)	226	188	38

Total operating expenses	1,541	1,639	(98)	3,997	4,005	(8)

Operating income	243	279	(36)	697	827	(130)

Other income and deductions
Interest expense	(86)	(82)	(4)	(257)	(300)	43
Other, net	16	3	13	24	14	10

Total other income and deductions	(70)	(79)	9	(233)	(286)	53

Income before income taxes	173	200	(27)	464	541	(77)
Income taxes	61	79	(18)	169	295	(126)

Net income	$112	$121	$(9)	$295	$246	$49

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
Operating revenues	$946	$1,495	$(549)	$2,942	$4,220	$(1,278)

Operating expenses
Purchased power	445	650	(205)	1,265	1,709	(444)
Fuel	19	23	(4)	241	278	(37)
Operating and maintenance	203	176	27	543	507	36
Operating and maintenance for regulatory required programs (a)	16	15	1	54	36	18
Depreciation and amortization	51	326	(275)	150	859	(709)
Taxes other than income	59	90	(31)	165	240	(75)

Total operating expenses	793	1,280	(487)	2,418	3,629	(1,211)

Operating income	153	215	(62)	524	591	(67)

Other income and deductions
Interest expense	(34)	(38)	4	(102)	(160)	58
Other, net	3	3	—	11	6	5

Total other income and deductions	(31)	(35)	4	(91)	(154)	63

Income before income taxes	122	180	(58)	433	437	(4)
Income taxes	17	53	(36)	119	134	(15)

Net income	$105	$127	$(22)	$314	$303	$11

	Other (b)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
Operating revenues	$(297)	$(777)	$480	$(850)	$(2,330)	$1,480
Operating expenses
Purchased power	(346)	(775)	429	(900)	(2,323)	1,423
Fuel	—	1	(1)	(1)	—	(1)
Operating and maintenance	8	(1)	9	30	(23)	53
Depreciation and amortization	7	5	2	16	22	(6)
Taxes other than income	3	4	(1)	12	12	—

Total operating expenses	(328)	(766)	438	(843)	(2,312)	1,469

Operating loss	31	(11)	42	(7)	(18)	11

Other income and deductions
Interest expense	(25)	(18)	(7)	(58)	(65)	7
Other, net	2	8	(6)	28	20	8

Total other income and deductions	(23)	(10)	(13)	(30)	(45)	15

Loss before income taxes	8	(21)	29	(37)	(63)	26
Income taxes	10	(13)	23	8	(5)	13

Net loss	$(2)	$(8)	$6	$(45)	$(58)	$13

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2011	December 31, 2010
ASSETS

Current assets
Cash and cash equivalents	$1,071	$1,612
Restricted cash and investments	565	30
Accounts receivable, net
Customer	1,685	1,932
Other	930	1,196
Mark-to-market derivative assets	478	487
Inventories, net
Fossil fuel	203	216
Materials and supplies	648	590
Deferred income taxes	183	—
Regulatory assets	31	10
Other	493	325

Total current assets	6,287	6,398

Property, plant and equipment, net	31,882	29,941

Deferred debits and other assets
Regulatory assets	4,381	4,140
Nuclear decommissioning trust (NDT) funds	6,226	6,408
Investments	754	732
Goodwill	2,625	2,625
Mark-to-market derivative assets	300	409
Pledged assets for Zion Station decommissioning	763	824
Other	938	763

Total deferred debits and other assets	15,987	15,901

Total assets	$54,156	$52,240

Liabilities and shareholders’ equity

Current liabilities
Short-term borrowings	$462	$—
Short-term notes payable - accounts receivable agreement	225	225
Long-term debt due within one year	1,239	599
Accounts payable	1,388	1,373
Accrued expenses	1,053	1,040
Deferred income taxes	—	85
Regulatory liabilities	60	44
Mark-to-market derivative liabilities	52	38
Other	498	836

Total current liabilities	4,977	4,240

Long-term debt	12,175	11,614
Long-term debt to financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	7,958	6,621
Asset retirement obligations	3,808	3,494
Pension obligations	1,475	3,658
Non-pension postretirement benefit obligations	2,371	2,218
Spent nuclear fuel obligation	1,019	1,018
Regulatory liabilities	3,601	3,555
Mark-to-market derivative liabilities	79	21
Payable for Zion Station decommissioning	604	659
Other	1,253	1,102

Total deferred credits and other liabilities	22,168	22,346

Total liabilities	39,710	38,590

Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	9,077	9,006
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,146	9,304
Accumulated other comprehensive loss, net	(2,540)	(2,423)

Total shareholders’ equity	14,356	13,560
Noncontrolling interest	3	3

Total equity	14,359	13,563

Total liabilities and shareholders’ equity	$54,156	$52,240

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$1,889	$2,039
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	1,702	2,255
Deferred income taxes and amortization of investment tax credits	1,008	240
Net fair value changes related to derivatives	360	(281)
Net realized and unrealized losses (gains) on NDT fund investments	90	(49)
Other non-cash operating activities	703	468
Changes in assets and liabilities:
Accounts receivable	3	(172)
Inventories	(44)	(52)
Accounts payable, accrued expenses and other current liabilities	(400)	(53)
Option premiums received (paid), net	59	(101)
Counterparty collateral received (posted), net	(807)	289
Income taxes	532	310
Pension and non-pension postretirement benefit contributions	(2,089)	(740)
Other assets and liabilities	(89)	(41)

Net cash flows provided by operating activities	2,917	4,112

Cash flows from investing activities
Capital expenditures	(2,972)	(2,382)
Proceeds from nuclear decommissioning trust fund sales	3,120	2,756
Investment in nuclear decommissioning trust funds	(3,293)	(2,864)
Acquisitions	(380)	—
Change in restricted cash	(532)	427
Other investing activities	26	26

Net cash flows used in investing activities	(4,031)	(2,037)

Cash flows from financing activities
Changes in short-term debt	462	(90)
Issuance of long-term debt	1,199	1,398
Retirement of long-term debt	(3)	(827)
Retirement of long-term debt of variable interest entity	—	(806)
Dividends paid on common stock	(1,044)	(1,042)
Proceeds from employee stock plans	26	34
Other financing activities	(67)	(17)

Net cash flows provided by (used in) financing activities	573	(1,350)

Decrease (increase) in cash and cash equivalents	(541)	725
Cash and cash equivalents at beginning of period	1,612	2,010

Cash and cash equivalents at end of period	$1,071	$2,735

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,295	$(33	)(c),(d)	$5,262	$5,291	$5	(j)	$5,296

Operating expenses
Purchased power	1,711	(71	)(e)	1,640	1,481	107	(e)	1,588
Fuel	451	(22	)(c),(e)	429	475	(1	)(e),(k)	474
Operating and maintenance	1,354	(65	(c),(d),(f), )(g),(h)	1,289	1,122	(2	)(c),(g)	1,120
Operating and maintenance for regulatory required programs (b)	59	—		59	37	—		37
Depreciation and amortization	332	(19	)(c)	313	578	(22	)(c)	556
Taxes other than income	207	—		207	232	—		232

Total operating expenses	4,114	(177)		3,937	3,925	82		4,007

Operating income	1,181	144		1,325	1,366	(77)		1,289

Other income and deductions
Interest expense	(182)	—		(182)	(175)	—		(175)
Other, net	(143)	181	(d),(i)	38	206	(173	)(i)	33

Total other income and deductions	(325)	181		(144)	31	(173)		(142)

Income before income taxes	856	325		1,181	1,397	(250)		1,147

			(c),(d),(e),				(c),(e),(g),
Income taxes	255	183	(f),(g),(h),(i)	438	552	(144	)(i),(j),(k)	408

Net income	$601	$142		$743	$845	$(106)		$739

Effective tax rate	29.8%			37.1%	39.5%			35.6%

Earnings per average common share
Basic	$0.91	$0.21		$1.12	$1.28	$(0.16)		$1.12
Diluted	$0.90	$0.22		$1.12	$1.27	$(0.16)		$1.11

Average common shares outstanding
Basic	663			663	662			662
Diluted	665			665	663			663

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

Retirement of fossil generating units (c)		$—				$0.02
Wolf Hollow acquisition (d)		(0.03)				—
Mark-to-market impact of economic hedging activities (e)		0.08				(0.14)
Constellation acquisition costs (f)		0.02				—
Acquisition costs (g)		0.01				—
Asset retirement obligation (h)		0.02				—
Unrealized (gains) losses related to NDT fund investments (i)		0.12				(0.09)
2007 Illinois electric rate settlement (j)		—				—
Impairment of certain emission allowances (k)		—				0.05

Total adjustments		$0.22				$(0.16)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(d)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation Energy Group, Inc. (Constellation).
(g)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Exelon Wind in 2010, and Exelon’s acquisition of Antelope Valley Solar Ranch One (AVSR 1) in 2011.
(h)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion and the decrease in PECO’s asset retirement obligation.
(i)	Adjustment to exclude the unrealized losses in 2011 and unrealized gains in 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(j)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(k)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,933	$(42	)(c),(d)	$14,891	$14,150	$18	(l),(m)	$14,168

Operating expenses
Purchased power	4,602	(260	)(e)	4,342	3,273	142	(e)	3,415
Fuel	1,462	(106	)(c),(e)	1,356	1,469	74	(e),(n)	1,543
			(c),(d),(f),
Operating and maintenance	3,725	(82	)(g),(h),(i)	3,643	3,298	(1	)(c),(h),(o)	3,297
Operating and maintenance for regulatory required programs (b)	138	—		138	98	—		98
Depreciation and amortization	987	(65	)(c)	922	1,611	(57	)(c)	1,554
Taxes other than income	602	—		602	615	—		615

Total operating expenses	11,516	(513)		11,003	10,364	158		10,522

Operating income	3,417	471		3,888	3,786	(140)		3,646

Other income and deductions
Interest expense	(545)	—		(545)	(634)	103	(p)	(531)
Other, net	51	94	(d),(j)	145	178	(72	)(j),(p)	106

Total other income and deductions	(494)	94		(400)	(456)	31		(425)

Income before income taxes	2,923	565		3,488	3,330	(109)		3,221

			(c),(d),(e), (f),(g),(h),				(c),(e),(h), (j),(l),(m),
Income taxes	1,034	235	(i),(j),(k)	1,269	1,291	(127	)(n),(o),(p)	1,164

Net income	$1,889	$330		$2,219	$2,039	$18		$2,057

Effective tax rate	35.4%			36.4%	38.8%			36.1%

Earnings per average common share
Basic	$2.85	$0.50		$3.35	$3.08	$0.02		$3.10
Diluted	$2.84	$0.50		$3.34	$3.08	$0.02		$3.10

Average common shares outstanding
Basic	663			663	661			661
Diluted	664			664	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

Retirement of fossil generating units (c)		$0.04				$0.05
Wolf Hollow acquisition (d)		(0.03)				—
Mark-to-market impact of economic hedging activities (e)		0.34				(0.25)
Asset retirement obligation (f)		0.02				—
Constellation acquisition costs (g)		0.04				—
Acquisition costs (h)		0.01				—
Recovery of costs pursuant to distribution rate case order (i)		(0.03)				—
Unrealized (gains) losses related to NDT fund investments (j)		0.07				(0.04)
Charge resulting from Illinois tax rate change legislation (k)		0.04				—
2007 Illinois electric rate settlement (l)		—				0.01
City of Chicago settlement (m)		—				—
Impairment of certain emission allowances (n)		—				0.05
Charge resulting from health care legislation (o)		—				0.10
Non-cash income tax matters (p)		—				0.10

Total adjustments		$0.50				$0.02

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(d)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion and the decrease in PECO’s asset retirement obligation.
(g)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(h)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Exelon Wind in 2010 and Exelon’s acquisition of AVSR 1 in 2011.
(i)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(j)	Adjustment to exclude the unrealized losses in 2011 and unrealized gains in 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(k)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(l)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(m)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(n)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(o)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(p)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2011 and 2010

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other (a)	Exelon
2010 GAAP Earnings (Loss)	$1.27	$605	$121	$127	$(8)	$845

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.14)	(99)	—	—	—	(99)
Unrealized Gains Related to NDT Fund Investments (1)	(0.09)	(60)	—	—	—	(60)
Impairment of Certain Emission Allowances (2)	0.05	35	—	—	—	35
Retirement of Fossil Generating Units (3)	0.02	14	—	—	—	14
2007 Illinois Electric Rate Settlement	—	3	—	—	—	3
Acquisition Costs (4)	—	1	—	—	—	1

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	1.11	499	121	127	(8)	739

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (5)	0.01	9	—	—	—	9
Nuclear Fuel Costs (6)	(0.02)	(15)	—	—	—	(15)
Capacity Pricing	(0.14)	(91)	—	—	—	(91)
Market and Portfolio Conditions (7)	0.37	249	—	—	—	249
Transmission Upgrades (8)	—	(30)	—	—	30	—
ComEd and PECO Margins:
Weather	(0.02)	—	(6)	(7)	—	(13)
Load	—	—	(5)	1	—	(4)
Other Energy Delivery (9)	0.07	—	34	13	—	47
2010 Competitive Transition Charge (CTC), Net (10)	(0.08)	—	—	(51)	—	(51)
Operating and Maintenance Expense:
Labor, Contracting and Materials (11)	(0.04)	(19)	(6)	(4)	—	(29)
Planned Nuclear Refueling Outages (12)	(0.02)	(14)	—	—	—	(14)
Other Operating and Maintenance (13)	(0.11)	(19)	(37)	(17)	—	(73)
Depreciation and Amortization Expense (14)	(0.04)	(13)	(6)	(5)	—	(24)
Income Taxes (15)	(0.01)	(29)	8	21	(11)	(11)
Interest Expense, Net	—	1	5	3	(8)	1
Other (16)	0.04	(6)	5	23	1	23

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	1.12	522	113	104	4	743

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.08)	(55)	—	—	—	(55)
Unrealized Losses Related to NDT Fund Investments (1)	(0.12)	(76)	—	—	—	(76)
Asset Retirement Obligation (17)	(0.02)	(18)	—	2	—	(16)
Retirement of Fossil Generating Units (3)	—	(2)	—	—	—	(2)
Constellation Acquisition Costs (18)	(0.02)	(3)	(1)	(1)	(6)	(11)
Acquisition Costs (4)	(0.01)	(5)	—	—	—	(5)
Wolf Hollow Acquisition (19)	0.03	23	—	—	—	23

2011 GAAP Earnings (Loss)	$0.90	$386	$112	$105	$(2)	$601

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(1)	Reflects the impact of unrealized gains in 2010 and unrealized losses in 2011 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(3)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four generating units, two of which retired on May 31, 2011. In 2011, reflects the net loss attributable to the remaining two units, which includes compensation for operating the units past their planned May 31, 2011 retirement date under a FERC-approved reliability-must-run rate schedule.
(4)	For 2010, reflects certain costs incurred associated with the acquisition of Exelon Wind and in 2011 reflects certain costs incurred associated with the acquisition of AVSR 1.
(5)	Primarily reflects the impact of decreased unplanned nuclear outage days in 2011.
(6)	Reflects the impact of higher nuclear fuel prices.
(7)	Primarily reflects the impact of increased realized market prices for the sale of energy in the Mid-Atlantic region due to the end of the PECO Power Purchase Agreement (PPA), energy margins at Exelon Wind, which was acquired in December 2010, and other favorable market and portfolio conditions in the South and West region.
(8)	Reflects intercompany expense at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(9)	For ComEd, primarily reflects increased distribution revenue pursuant to the 2011 electric distribution rate case order, effective June 1, 2011. For PECO, primarily reflects increased distribution revenue pursuant to the 2010 Pennsylvania electric and natural gas distribution rate case settlements effective January 1, 2011.
(10)	Reflects the impact of 2010 CTC recoveries, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010.
(11)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses, including Exelon Wind, which was acquired in December 2010 (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 12 and 13 below).
(12)	Primarily reflects the impact of increased planned nuclear refueling outage days in 2011, excluding Salem.
(13)	Primarily reflects increased storm costs in the ComEd and PECO service territories. For Generation, primarily reflects additional environmental remediation costs.
(14)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impacts of Exelon Wind.
(15)	Primarily reflects a reduction in Generation’s manufacturing deduction benefits (given reduced taxable income as a result of bonus depreciation and the transmission and distribution property repairs deduction), higher corporate tax rates pursuant to the Illinois tax rate change legislation and increased Pennsylvania state tax expense resulting from the expiration of the CTCs and associated tax planning benefits, partially offset by benefits associated with Pennsylvania bonus depreciation, production tax credits at Exelon Wind, and the transmission and distribution property repairs deduction.
(16)	For PECO, primarily reflects decreased gross receipts tax (completely offset by decreased PECO margins above).
(17)	Primarily reflects an increase in 2011 in Generation’s decommissioning obligation for spent nuclear fuel at Zion.
(18)	Reflects certain costs incurred associated with Exelon’s proposed acquisition of Constellation.
(19)	Primarily reflects a non-cash bargain purchase gain (negative goodwill) in connection with the acquisition of Wolf Hollow, net of acquisition costs.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2011 and 2010

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other (a)	Exelon
2010 GAAP Earnings (Loss)	$3.08	$1,548	$246	$303	$(58)	$2,039
2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.25)	(166)	—	—	—	(166)
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(28)	—	—	—	(28)
Non-Cash Charge Resulting From Health Care Legislation (2)	0.10	26	12	10	17	65
Non-Cash Remeasurement of Income Tax Uncertainties (3)	0.10	(70)	106	22	7	65
Retirement of Fossil Generating Units (4)	0.05	34	—	—	—	34
Impairment of Certain Emission Allowances (5)	0.05	35	—	—	—	35
2007 Illinois Electric Rate Settlement	0.01	9	1	—	—	10
City of Chicago Settlement with ComEd	—	—	2	—	—	2
Acquisition Costs (6)	—	1	—	—	—	1

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	3.10	1,389	367	335	(34)	2,057

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (7)	0.01	4	—	—	—	4
Nuclear Fuel Costs (8)	(0.06)	(38)	—	—	—	(38)
Capacity Pricing	(0.09)	(62)	—	—	—	(62)
Market and Portfolio Conditions (9)	0.82	543	—	—	—	543
Transmission Upgrades (10)	—	(34)	—	—	34	—
ComEd and PECO Margins:
Weather	(0.02)	—	(6)	(8)	—	(14)
Load	(0.01)	—	(8)	(2)	—	(10)
Other Energy Delivery (11)	0.16	—	36	71	—	107
2010 CTC, Net (12)	(0.18)	—	—	(122)	—	(122)
Discrete Impacts of Distribution Rate Case Order (13)	0.03	—	23	—	—	23
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.15)	(56)	(25)	(19)	—	(100)
Planned Nuclear Refueling Outages (15)	(0.03)	(21)	—	—	—	(21)
Pension and Non-Pension Postretirement Benefits (16)	0.02	9	(1)	5	1	14
2010 Recovery of Bad Debt Expense at ComEd (17)	(0.06)	—	(36)	—	—	(36)
Other Operating and Maintenance (18)	(0.15)	(31)	(42)	(12)	(8)	(93)
Depreciation and Amortization Expense (19)	(0.09)	(40)	(12)	(11)	4	(59)
Nuclear Decommissioning Trust Fund Special Transfer Tax Deduction (20)	0.07	46	—	—	—	46
Income Taxes (21)	(0.03)	(23)	12	9	(17)	(19)
Interest Expense, Net (22)	(0.01)	(17)	(4)	14	—	(7)
Other (23)	0.01	(26)	(21)	53	—	6

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	3.34	1,643	283	313	(20)	2,219

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.34)	(219)	—	—	—	(219)
Unrealized Losses Related to NDT Fund Investments (1)	(0.07)	(46)	—	—	—	(46)
Retirement of Fossil Generating Units (4)	(0.04)	(29)	—	—	—	(29)
Asset Retirement Obligation (24)	(0.02)	(18)	—	2	—	(16)
Constellation Acquisition Costs (25)	(0.04)	(3)	(1)	(1)	(21)	(26)
Acquisition Costs (6)	(0.01)	(5)	—	—	—	(5)
Non-Cash Charge Resulting From Illinois Tax Rate Change Legislation (26)	(0.04)	(21)	(4)	—	(4)	(29)
Wolf Hollow Acquisition (27)	0.03	23	—	—	—	23
Recovery of Costs Pursuant to Distribution Rate Case Order (28)	0.03	—	17	—	—	17

2011 GAAP Earnings (Loss)	$2.84	$1,325	$295	$314	$(45)	$1,889

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(1)	Reflects the impact of unrealized gains in 2010 and unrealized losses in 2011 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(3)	Reflects the impact of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and CTCs received by PECO.
(4)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four generating units, two of which retired on May 31, 2011. Beginning June 1, 2011, reflects the net loss attributable to the remaining two units, which includes compensation for operating the units past their planned May 31, 2011 retirement date under a FERC-approved reliability-must-run rate schedule.
(5)	Reflects the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(6)	For 2010, reflects certain costs incurred associated with the acquisition of Exelon Wind and in 2011 reflects certain costs incurred associated with the acquisition of AVSR 1.
(7)	Primarily reflects the impact of decreased planned nuclear outage days in the Mid-Atlantic region in 2011 where energy prices are typically higher, partially offset by increased planned nuclear outage days in the Midwest region in 2011.
(8)	Reflects the impact of higher nuclear fuel prices.
(9)	Primarily reflects the impact of increased realized market prices for the sale of energy in the Mid-Atlantic region due to the end of the PECO PPA, energy margins at Exelon Wind, which was acquired in December 2010, and other favorable market and portfolio conditions in the South and West region.
(10)	Reflects intercompany expense at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(11)	For ComEd, primarily reflects increased distribution revenue pursuant to the 2011 electric distribution rate case order, effective June 1, 2011. For PECO, primarily reflects increased distribution revenue pursuant to the 2010 Pennsylvania electric and natural gas distribution rate case settlements effective January 1, 2011.
(12)	Reflects the impact of 2010 CTC recoveries, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010.
(13)	Primarily reflects one-time net benefits pursuant to the 2011 ComEd electric distribution rate case order to reestablish previously expensed plant balances and to recognize the estimated recovery of funds for working capital related to the procurement of energy.
(14)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses, including Exelon Wind (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 15 and 18 below).
(15)	Primarily reflects the impact of increased planned nuclear refueling outage days in 2011, excluding Salem.
(16)	Primarily reflects the impact of the $2.1 billion pension contribution made in January 2011, partially offset by the lower assumed discount rate and expected return on plan assets used in 2011 as compared to 2010 to calculate the pension and other postretirement benefit obligations and costs.
(17)	Reflects a 2010 credit for the recovery of 2008 and 2009 bad debt expense pursuant to the ICC’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(18)	Primarily reflects increased storm costs in the ComEd and PECO service territories. For Generation, primarily reflects additional environmental remediation costs.
(19)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impacts of Exelon Wind.
(20)	Reflects one-time interest and tax benefits associated with a change in the timing of the deduction for the transfer of cash or investments from nonqualified nuclear decommissioning trust funds to qualified decommissioning trust funds pursuant to the Energy Policy Act of 2005 and recently issued Treasury Regulations.
(21)	Primarily reflects a reduction in Generation’s manufacturing deduction benefits (given reduced taxable income as a result of bonus depreciation and the transmission and distribution property repairs deduction), higher corporate tax rates pursuant to the Illinois tax rate change legislation and increased Pennsylvania state tax expense resulting from the expiration of the CTCs and associated tax planning benefits, partially offset by benefits associated with Pennsylvania bonus depreciation, production tax credits at Exelon Wind, and the transmission and distribution property repairs deduction.
(22)	Primarily reflects higher interest expense at Generation and ComEd due to higher outstanding debt, partially offset by lower interest expense at PECO resulting from the retirement of the PECO PETT transition bonds on September 1, 2010 and lower outstanding debt at Corporate.
(23)	Primarily reflects decreased gross receipts tax at PECO (completely offset by decreased PECO margins above), partially offset by increased gross receipts tax at Generation (completely offset by increased Generation margins above) and Illinois electric distribution tax refunds recorded in 2010 at ComEd.
(24)	Primarily reflects an increase in 2011 in Generation’s decommissioning obligation for spent nuclear fuel at Zion.
(25)	Reflects certain costs incurred associated with Exelon’s proposed acquisition of Constellation.
(26)	Reflects the impact of a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(27)	Primarily reflects a non-cash bargain purchase gain (negative goodwill) in connection with the acquisition of Wolf Hollow, net of acquisition costs.
(28)	Reflects one-time benefits pursuant to the ComEd 2011 electric distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,862	$(33	)(b),(c)	$2,829	$2,655	$5	(i)	$2,660

Operating expenses
Purchased power	680	(71	)(d)	609	494	107	(d)	601
Fuel	432	(22	)(b),(d)	410	451	(1	)(d),(j)	450
			(b),(c),(e),
Operating and maintenance	790	(55	)(f),(g)	735	649	(2	)(b),(g)	647
Depreciation and amortization	139	(19	)(b)	120	121	(22	)(b)	99
Taxes other than income	67	—		67	57	—		57

Total operating expenses	2,108	(167)		1,941	1,772	82		1,854

Operating income	754	134		888	883	(77)		806

Other income and deductions
Interest expense	(37)	—		(37)	(37)	—		(37)
Other, net	(164)	181	(c),(h)	17	192	(173	)(h)	19

Total other income and deductions	(201)	181		(20)	155	(173)		(18)

Income before income taxes	553	315		868	1,038	(250)		788

			(b),(c),(d),				(b),(d),(g),
Income taxes	167	179	(e),(f),(g),(h)	346	433	(144	)(h),(i),(j)	289

Net income	$386	$136		$522	$605	$(106)		$499

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$8,147	$(42	)(b),(c)	$8,105	$7,428	$14	(i)	$7,442

Operating expenses
Purchased power	1,801	(260	)(d)	1,541	1,251	142	(d)	1,393
Fuel	1,222	(106	)(b),(d)	1,116	1,191	74	(d),(j)	1,265
			(b),(c),(e),
Operating and maintenance	2,306	(61	)(f),(g)	2,245	2,081	(4	)(b),(g),(l)	2,077
Depreciation and amortization	416	(65	)(b)	351	344	(57	)(b)	287
Taxes other than income	199	—		199	175	—		175

Total operating expenses	5,944	(492)		5,452	5,042	155		5,197

Operating income	2,203	450		2,653	2,386	(141)		2,245

Other income and deductions
Interest expense	(128)	—		(128)	(109)	—		(109)
Other, net	(12)	94	(c),(h)	82	138	(74	)(h)	64

Total other income and deductions	(140)	94		(46)	29	(74)		(45)

Income before income taxes	2,063	544		2,607	2,415	(215)		2,200

			(b),(c),(d), (e),(f),(g),				(b),(d),(g),(h),
Income taxes	738	226	(h),(k)	964	867	(56	)(i),(j),(l),(m)	811

Net income	$1,325	$318		$1,643	$1,548	$(159)		$1,389

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(c)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at Zion.
(f)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(g)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Exelon Wind in 2010 and Exelon’s acquisition of AVSR 1 in 2011.
(h)	Adjustment to exclude the unrealized losses in 2011 and unrealized gains in 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(j)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices following the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(k)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(l)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(m)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,784	$—		$1,784	$1,918	$—		$1,918

Operating expenses
Purchased power	932	—		932	1,112	—		1,112
Operating and maintenance	353	(1	)(c)	352	298	—		298
Operating and maintenance for regulatory required programs (b)	43	—		43	22	—		22
Depreciation and amortization	135	—		135	126	—		126
Taxes other than income	78	—		78	81	—		81

Total operating expenses	1,541	(1)		1,540	1,639	—		1,639

Operating income	243	1		244	279	—		279

Other income and deductions
Interest expense	(86)	—		(86)	(82)	—		(82)
Other, net	16	—		16	3	—		3

Total other income and deductions	(70)	—		(70)	(79)	—		(79)

Income before income taxes	173	1		174	200	—		200

Income taxes	61	—	(c)	61	79	—		79

Net income	$112	$1		$113	$121	$—		$121

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$4,694	$—		$4,694	$4,832	$4	(f),(g)	$4,836

Operating expenses
Purchased power	2,436	—		2,436	2,636	—		2,636
Operating and maintenance	846	12	(c),(d)	858	733	(3	)(h)	730
Operating and maintenance for regulatory required programs (b)	84	—		84	62	—		62
Depreciation and amortization	405	—		405	386	—		386
Taxes other than income	226	—		226	188	—		188

Total operating expenses	3,997	12		4,009	4,005	(3)		4,002

Operating income	697	(12)		685	827	7		834

Other income and deductions
Interest expense	(257)	—		(257)	(300)	59	(i)	(241)
Other, net	24	—		24	14	—		14

Total other income and deductions	(233)	—		(233)	(286)	59		(227)

Income before income taxes	464	(12)		452	541	66		607

							(f),(g),(h),
Income taxes	169	—	(c),(d),(e)	169	295	(55	)(i)	240

Net income	$295	$(12)		$283	$246	$121		$367

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(d)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(e)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(f)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(g)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(h)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(i)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$946	$—		$946	$1,495	$—	$1,495

Operating expenses
Purchased power	445	—		445	650	—	650
Fuel	19	—		19	23	—	23
Operating and maintenance	203	2	(c),(d)	205	176	—	176
Operating and maintenance for regulatory required programs (b)	16	—		16	15	—	15
Depreciation and amortization	51	—		51	326	—	326
Taxes other than income	59	—		59	90	—	90

Total operating expenses	793	2		795	1,280	—	1,280

Operating income	153	(2)		151	215	—	215

Other income and deductions
Interest expense	(34)	—		(34)	(38)	—	(38)
Other, net	3	—		3	3	—	3

Total other income and deductions	(31)	—		(31)	(35)	—	(35)

Income before income taxes	122	(2)		120	180	—	180

Income taxes	17	(1	)(c),(d)	16	53	—	53

Net income	$105	$(1)		$104	$127	$—	$127

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,942	$—		$2,942	$4,220	$—		$4,220

Operating expenses
Purchased power	1,265	—		1,265	1,709	—		1,709
Fuel	241	—		241	278	—		278
Operating and maintenance	543	2	(c),(d)	545	507	(2	)(e)	505
Operating and maintenance for regulatory required programs (b)	54	—		54	36	—		36
Depreciation and amortization	150	—		150	859	—		859
Taxes other than income	165	—		165	240	—		240

Total operating expenses	2,418	2		2,420	3,629	(2)		3,627

Operating income	524	(2)		522	591	2		593

Other income and deductions
Interest expense	(102)	—		(102)	(160)	36	(f)	(124)
Other, net	11	—		11	6	2	(f)	8

Total other income and deductions	(91)	—		(91)	(154)	38		(116)

Income before income taxes	433	(2)		431	437	40		477

Income taxes	119	(1	)(c),(d)	118	134	8	(e),(f)	142

Net income	$314	$(1)		$313	$303	$32		$335

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(d)	Adjustment to exclude a decrease in PECO’s asset retirement obligation.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(f)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(297)	$—		$(297)	$(777)	$—		$(777)

Operating expenses
Purchased power	(346)	—		(346)	(775)	—		(775)
Fuel	—	—		—	1	—		1
Operating and maintenance	8	(11	)(c)	(3)	(1)	—		(1)
Depreciation and amortization	7	—		7	5	—		5
Taxes other than income	3	—		3	4	—		4

Total operating expenses	(328)	(11)		(339)	(766)	—		(766)

Operating income (loss)	31	11		42	(11)	—		(11)

Other income and deductions
Interest expense	(25)	—		(25)	(18)	—		(18)
Other, net	2	—		2	8	—		8

Total other income and deductions	(23)	—		(23)	(10)	—		(10)

Income (loss) before income taxes	8	11		19	(21)	—		(21)
Income taxes	10	4	(c)	14	(13)	—		(13)

Net income (loss)	$(2)	$7		$5	$(8)	$—		$(8)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(850)	$—		$(850)	$(2,330)	$—		$(2,330)

Operating expenses
Purchased power	(900)	—		(900)	(2,323)	—		(2,323)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	30	(35	)(c)	(5)	(23)	8	(e)	(15)
Depreciation and amortization	16	—		16	22	—		22
Taxes other than income	12	—		12	12	—		12

Total operating expenses	(843)	(35)		(878)	(2,312)	8		(2,304)

Operating income (loss)	(7)	35		28	(18)	(8)		(26)

Other income and deductions
Interest expense	(58)	—		(58)	(65)	8	(f)	(57)
Other, net	28	—		28	20	—		20

Total other income and deductions	(30)	—		(30)	(45)	8		(37)

Loss before income taxes	(37)	35		(2)	(63)	—		(63)
Income taxes	8	10	(c),(d)	18	(5)	(24	)(e),(f)	(29)

Net loss	$(45)	$25		$(20)	$(58)	$24		$(34)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with Exelon’s proposed acquisition of Constellation.
(d)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(f)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Sept. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	12,158	11,172	12,370	11,974	12,076
Midwest	23,887	21,995	22,822	23,141	23,675

Total Nuclear Generation	36,045	33,167	35,192	35,115	35,751
Fossil and Renewables
Mid-Atlantic (a) (b)	1,724	2,054	2,166	2,115	2,582
Midwest (c)	88	163	157	45	16
South and West (c)	1,463	638	509	93	691

Total Fossil and Renewables	3,275	2,855	2,832	2,253	3,289
Purchased Power
Mid-Atlantic	702	707	750	442	599
Midwest	1,756	1,659	1,412	1,776	1,774
South and West	3,815	2,411	2,181	2,632	4,084

Total Purchased Power	6,273	4,777	4,343	4,850	6,457
Total Supply by Region
Mid-Atlantic	14,584	13,933	15,286	14,531	15,257
Midwest	25,731	23,817	24,391	24,962	25,465
South and West	5,278	3,049	2,690	2,725	4,775

	45,593	40,799	42,367	42,218	45,497

	Three Months Ended
	Sept. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Electric Sales (in GWhs)
PECO (d)	—	—	—	9,756	11,976
Market and Retail (d)	45,593	40,799	42,367	32,462	33,521

Total Electric Sales (d) (e)	45,593	40,799	42,367	42,218	45,497

Average Margin ($/MWh) (f)(g)(h)
Mid-Atlantic	$57.32	$58.92	$59.92	$51.75	$36.97
Midwest	33.15	37.28	39.60	41.14	41.00
South and West	18.57	(3.61)	(1.49)	(10.64)	(2.30)
Average Margin - Overall Portfolio	$39.19	$41.59	$44.30	$41.45	$35.11
Around-the-clock Market Prices ($/MWh) (i)
PJM West Hub	$46.17	$47.27	$45.82	$43.65	$52.25
NiHub	37.30	34.94	34.10	27.26	38.32
ERCOT North Spark Spread	36.70	6.73	8.00	(0.69)	8.25

(a)	Includes Generation’s proportionate share of the output of its jointly owned generating plants.
(b)	Includes New England generation.
(c)	Includes generation from Exelon Wind, acquired in December, 2010, of 76 GWh, 154 GWh, 155 GWh and 41GWh in the Midwest and 249 GWh, 431 GWh, 358 GWh, and 84 GWh in the South and West for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010 respectively.
(d)	PECO line item represents sales under the PECO PPA. Settlements of the ComEd swap, sales under the Request for Proposal (RFP) and sales to PECO through the competitive procurement process are included within Market and Retail sales.
(e)	Total sales do not include physical trading volume of 1,679 GWhs, 1,496 GWhs, 1,333 GWhs, 740 GWhs and 1,077 GWhs for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.
(f)	Excludes retail gas activity, trading portfolio activity, the $57 million lower of cost or market impairment of certain SO2 allowances recorded in the three months ended September 30, 2010, amounts paid related to the Illinois Settlement Legislation and compensation under the reliability-must-run rate schedule.
(g)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(h)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(i)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2011 and 2010

	September 30, 2011	September 30, 2010
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	35,700	35,544
Midwest	68,704	69,352

Total Nuclear Generation	104,404	104,896
Fossil and Renewables
Mid-Atlantic (a) (b)	5,943	7,321
Midwest (c)	408	23
South and West (c)	2,610	1,120

Total Fossil and Renewables	8,961	8,464
Purchased Power
Mid-Atlantic	2,159	1,476
Midwest	4,827	5,256
South and West	8,408	9,480

Total Purchased Power	15,394	16,212
Total Supply by Region
Mid-Atlantic	43,802	44,341
Midwest	73,939	74,631
South and West	11,018	10,600

	128,759	129,572

	September 30, 2011	September 30, 2010
Electric Sales (in GWhs)
ComEd (d)	—	5,323
PECO (d)	—	32,247
Market and Retail (d)	128,759	92,002

Total Electric Sales (e)	128,759	129,572

Average Margin ($/MWh) (f)(g)(h)
Mid-Atlantic	$58.74	$39.69
Midwest	36.57	40.92
South and West	7.62	(9.62)
Average Margin - Overall Portfolio	$41.64	$36.37
Around-the-clock Market Prices ($/MWh) (i)
PJM West Hub	$46.42	$46.70
NiHub	35.46	35.06
ERCOT North Spark Spread	15.48	4.58

(a)	Includes Generation’s proportionate share of the output of its jointly owned generating plants.
(b)	Includes New England generation.
(c)	Includes generation from Exelon Wind, acquired in December, 2010, of 385 GWh and 1,038 GWh in the Midwest and South, respectively.
(d)	ComEd and PECO line items represent sales under the 2006 ComEd Auction and PECO PPA. Settlements of the ComEd swap, sales under the RFP and sales to PECO through the competitive procurement process are included within Market and Retail sales.
(e)	Total sales do not include physical trading volume of 4,508 GWhs and 2,885 GWhs for the nine months ended September 30, 2011 and 2010, respectively.
(f)	Excludes retail gas activity, trading portfolio activity, the $57 million lower of cost or market impairment of certain S02 allowances, amounts paid related to the Illinois Settlement Legislation and compensation under the reliability-must-run rate schedule.
(g)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(h)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(i)	Represents the average for the nine months ended September 30, 2011 and 2010, respectively.

EXELON CORPORATION

ComEd Statistics

	Three Months Ended September 30, 2011 and 2010

	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather- Normal
	2011	2010	% Change	% Change	2011	2010	% Change
Retail Deliveries and Sales (a)
Residential	8,877	9,361	(5.2)%	(2.4)%	$1,112	$1,181	(5.8)%
Small Commercial & Industrial	8,811	9,110	(3.3)%	(2.2)%	410	471	(13.0)%
Large Commercial & Industrial	7,494	7,503	(0.1)%	0.1%	102	109	(6.4)%
Public Authorities & Electric Railroads	303	283	7.1%	10.5%	12	14	(14.3)%

Total Retail	25,485	26,257	(2.9)%	(1.4)%	1,636	1,775	(7.8)%

Other Revenue (b)					148	143	3.5%

Total Electric Revenue					$1,784	$1,918	(7.0)%

Purchased Power					$932	$1,112	(16.2)%

				% Change
Heating and Cooling Degree-Days	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	147	70	110	110.0%	33.6%
Cooling Degree-Days	785	854	624	(8.1)%	25.8%

	Nine Months Ended September 30, 2011 and 2010

	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather- Normal
	2011	2010	% Change	% Change	2011	2010	% Change
Retail Deliveries and Sales (a)
Residential	22,108	22,778	(2.9)%	(2.0)%	$2,746	$2,788	(1.5)%
Small Commercial & Industrial	24,648	24,975	(1.3)%	(0.7)%	1,177	1,273	(7.5)%
Large Commercial & Industrial	21,011	20,991	0.1%	0.2%	288	306	(5.9)%
Public Authorities & Electric Railroads	919	927	(0.9)%	(0.5)%	38	48	(20.8)%

Total Retail	68,686	69,671	(1.4)%	(0.8)%	4,249	4,415	(3.8)%

Other Revenue (b)					445	417	6.7%

Total Electric Revenue					$4,694	$4,832	(2.9)%

Purchased Power					$2,436	$2,636	(7.6)%

				% Change
Heating and Cooling Degree-Days	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	4,302	3,699	4,084	16.3%	5.3%
Cooling Degree-Days	1,022	1,166	848	(12.3)%	20.5%

Number of Electric Customers	2011	2010
Residential	3,439,704	3,422,824
Small Commercial & Industrial	364,917	361,424
Large Commercial & Industrial	2,041	2,014
Public Authorities & Electric Railroads	4,801	5,090

Total	3,811,463	3,791,352

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

	Three Months Ended September 30, 2011 and 2010

	Electric and Gas Deliveries				Revenue (in millions)
				Weather- Normal
	2011	2010	% Change	% Change	2011	2010	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	4,085	4,144	(1.4)%	2.1%	$598	$663	(9.8)%
Small Commercial & Industrial	2,272	2,368	(4.1)%	(3.2)%	138	308	(55.2)%
Large Commercial & Industrial	4,370	4,447	(1.7)%	(0.6)%	84	374	(77.5)%
Public Authorities & Electric Railroads	239	228	4.8%	6.4%	9	20	(55.0)%

Total Retail	10,966	11,187	(2.0)%	(0.1)%	829	1,365	(39.3)%

Other Revenue (b)					62	74	(16.2)%

Total Electric Revenue					891	1,439	(38.1)%

Gas (in mmcfs)

Retail Deliveries and Sales (c)
Retail Sales	3,687	3,546	4.0%	7.2%	50	52	(3.8)%
Transportation and Other	6,190	8,501	(27.2)%	(29.1)%	5	4	25.0%

Total Gas	9,877	12,047	(18.0)%	(18.5)%	55	56	(1.8)%

Total Electric and Gas Revenues					$946	$1,495	(36.7)%

Purchased Power					$445	$650	(31.5)%
Fuel					19	23	(17.4)%

Total Purchased Power and Fuel					$464	$673	(31.1)%

				% Change
Heating and Cooling Degree-Days	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	18	-	36	n/a	(50.0)%
Cooling Degree-Days	1,109	1,212	939	(8.5)%	18.1%

	Nine Months Ended September 30, 2011 and 2010

	Electric and Gas Deliveries				Revenue (in millions)
				Weather- Normal
	2011	2010	% Change	% Change	2011	2010	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	10,750	10,789	(0.4)%	1.9%	$1,542	$1,625	(5.1)%
Small Commercial & Industrial	6,437	6,545	(1.7)%	(1.0)%	471	827	(43.0)%
Large Commercial & Industrial	12,012	12,397	(3.1)%	(2.2)%	259	1,035	(75.0)%
Public Authorities & Electric Railroads	710	699	1.6%	3.3%	29	67	(56.7)%

Total Retail	29,909	30,430	(1.7)%	(0.4)%	2,301	3,554	(35.3)%

Other Revenue (b)					186	194	(4.1)%

Total Electric Revenue					2,487	3,748	(33.6)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	38,982	37,103	5.1%	0.9%	428	451	(5.1)%
Transportation and Other	21,428	23,658	(9.4)%	(8.4)%	27	21	28.6%

Total Gas	60,410	60,761	(0.6)%	(2.5)%	455	472	(3.6)%

Total Electric and Gas Revenues					$2,942	$4,220	(30.3)%

Purchased Power					$1,265	$1,709	(26.0)%
Fuel					241	278	(13.3)%

Total Purchased Power and Fuel					$1,506	$1,987	(24.2)%

				% Change
Heating and Cooling Degree-Days	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	2,855	2,710	3,004	5.4%	(5.0)%
Cooling Degree-Days	1,603	1,798	1,271	(10.8%)	26.1%

Number of Electric Customers	2011	2010	Number of Gas Customers	2011	2010
Residential	1,412,070	1,408,239	Residential	448,763	446,348
Small Commercial & Industrial	156,769	156,502	Commercial & Industrial	40,883	40,863

Large Commercial & Industrial	3,116	3,092	Total Retail	489,646	487,211
Public Authorities & Electric Railroads	1,123	984	Transportation	868	834

Total	1,573,078	1,568,817	Total	490,514	488,045

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers electing to receive electric generation service from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM, and wholesale electric and gas revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas directly from a competitive natural gas supplier as all customers are assessed distribution charges. The cost of natural gas is charged to customers purchasing natural gas from PECO.